Exhibit 21
                                                                      ----------


General DataComm Industries, Inc.
Subsidiaries of the Registrant


                                                        State or             Percentage
                                                     Jurisdiction of          of Voting
Subsidiaries                                          Incorporation         Securities Owned
------------                                          -------------         ----------------
General DataComm, Inc.                                  Delaware               100%
GDC Federal Systems, Inc.                               Delaware               100%
DataComm Leasing Corporation                            Delaware               100%
GDC Holding Company, LLC                                Delaware               100%  (Owned by General DataComm, Inc.)
GDC Realty, Inc.                                        Texas                  100%
GDC Naugatuck, Inc.                                     Delaware               100%  (Owned by GDC Realty, Inc.)
Ahead Communications Systems, Inc.                      Connecticut            100%
Ahead Communications Systems France S.A.S.              France                 100%  (Owned by Ahead Communications Systems, Inc.)

In liquidation:
General DataComm Advanced Research
Center Limited                                       United Kingdom            100%
General DataComm Limited                             United Kingdom            100%